                                                                  EXECUTION COPY

                             Dated 6 September, 2004

                                      among

                         SOCIETE DES MINES DE LOULO S.A.
                                 as the Borrower

                           RANDGOLD RESOURCES LIMITED
                                       and
                       RANDGOLD RESOURCES (SOMILO) LIMITED
                         as the Subordinated Creditors,

                                       and

                          N M ROTHSCHILD & SONS LIMITED
                             as the Security Trustee

                                   ----------

                        DEED OF SUBORDINATION AND PLEDGE

                                   ----------

                          [MAYER BROWN ROWE & MAW LOGO]

                                11 Pilgrim Street
                                     London
                                    EC4V 6RW

                                TABLE OF CONTENTS

CLAUSE                                                                      PAGE
------                                                                      ----

 6.   REPRESENTATIONS AND WARRANTIES OF THE SUBORDINATED CREDITORS AND

                                       -i-

THIS DEED is made on 6 September, 2004, between:

(1)  SOCIETE DES MINES DE LOULO S.A., a company (societe anonyme) organised and existing under the laws of the Republic of Mali (the "BORROWER");

(2)  RANDGOLD RESOURCES LIMITED and RANDGOLD RESOURCES (SOMILO) LIMITED, each a company organised and existing under the laws of Jersey (each a
     "SUBORDINATED CREDITOR" and collectively, the "SUBORDINATED CREDITORS");
     and

(3)  N M ROTHSCHILD & SONS LIMITED, in its capacity as the Facility Agent and the Security Trustee for the Lender Parties (the "FACILITY AGENT" or the
     "SECURITY TRUSTEE", which expressions shall respectively include any person for the time being appointed as agent or trustee or as an additional agent or trustee for the purpose of, and in accordance with, this Deed).

NOW THIS DEED WITNESSES as follows:

1.   DEFINED TERMS AND INTERPRETATION

1.1  DEFINED TERMS

     In this Deed, unless the context otherwise requires, the following expressions have the following meanings:

     "ASSIGNED AGREEMENTS" means, in respect of each Subordinated Creditor, all instruments and all other agreements (whether in writing or otherwise), including the Subordinated Finance Documents, to which it is a party and evidencing or otherwise relating to the Subordinated Liabilities owed to it and all other liabilities from time to time owing to such Subordinated
     Creditor by the Borrower.

     "BORROWER" is defined in the preamble.

     "CHARGED PROPERTY" means all the assets, property, goodwill and undertaking of the Borrower from time to time charged or assigned to the Security
     Trustee pursuant to the terms of this Deed.

     "CREDITORS" means the Senior Creditors and the Subordinated Creditors.

     "DEED" means this Deed of Subordination and Pledge as the same may be modified, amended or supplemented from time to time.

     "DEFAULT RATE" means the rate of interest provided for in Clause 3.2 of the
     Loan Agreement.

     "FACILITY AGENT" is defined in the preamble.

     "FINANCE DOCUMENTS" means the Senior Finance Documents and the Subordinated
     Finance Documents.

     "LIABILITIES" means all Obligations now or hereafter due, owing or incurred to the Lender Parties (or any of them) in whatsoever manner in any currency or currencies

     whether present or future, actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety in each case under the Senior Finance Documents (or any of them) together with all interest accruing thereon and all costs, charges and expenses incurred in connection therewith.

     "LOAN AGREEMENT" means the Project Term Loan Facility Agreement, dated 6
     September, 2004, as amended, modified or supplemented from time to time between (1) the Borrower, (2) Randgold Resources Limited and Randgold
     Resources (Somilo) Limited, as the Guarantors, (3) various banks and other financial institutions party thereto, as the Lenders, (4) N M Rothschild &
     Sons Limited and Societe Generale as the Mandated Lead Arrangers, (5) Absa
     Bank Limited (acting through its Absa Corporate and Merchant Bank Division)
     and Bayerische Hypo- und Vereinsbank AG as the Lead Arrangers, and (6) N M
     Rothschild & Sons Limited, as the Facility Agent.

     "PROMISSORY NOTES" means all promissory notes and other instruments of the
     Borrower at any time and from time to time acquired or received by each
     Subordinated Creditor, all substitutes therefor or additions thereto, and any interest, products, proceeds or other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

     "RECEIVER" means any one or more administrative receivers, receivers and managers, administrators, liquidators or other insolvency officers appointed in any jurisdiction or (if the Security Trustee so specifies in the relevant appointment) any such officers appointed by the Security
     Trustee pursuant to this Deed in respect of the Borrower or any
     Subordinated Creditor or over all or any of the security, charges and pledges constituted by this Deed.

     "RIGHTS OF SET OFF" means from time to time, in relation to a Creditor, every right (whether conferred by law or otherwise) which that Creditor or any one or more of its subsidiaries has to combine or net credit balances and debit balances, directly or indirectly, being balances which belong to the Borrower, or are owing by the Borrower to, or are deposits by the
     Borrower with, that Creditor or any one or more of its subsidiaries.

     "SECURITY TRUSTEE" is defined in the preamble.

     "SENIOR CREDITORS" means each of the Lender Parties.

     "SENIOR DEFAULT" means the occurrence of a Default.

     "SENIOR DISCHARGE DATE" means the date on which all the Senior Liabilities have been irrevocably and fully discharged (including any contingent liability outstanding under any Production Related Risk Management
     Agreement) and any commitment to advance monies on the part of any of the
     Senior Creditors under the Loan Agreement has been cancelled or terminated.

     "SENIOR FINANCE DOCUMENTS" means the Loan Agreement and the other Loan
     Documents and all other agreements from time to time evidencing, constituting or securing the Senior Liabilities and, in each such case, as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof.

                                       -2-

     "SENIOR LIABILITIES" means all Liabilities due, owing or incurred to the
     Senior Creditors under the Senior Finance Documents and all costs, charges and expenses incurred by the Senior Creditors and any receiver or other insolvency officer appointed by any of them in connection therewith.

     "SUBORDINATED CREDITORS" is defined in the preamble.

     "SUBORDINATED DEFAULT" means an event of default (howsoever denominated)
     under any of the Subordinated Finance Documents.

     "SUBORDINATED FINANCE DOCUMENTS" means the following:-

     (a)  the Shareholders Loan Agreement, dated 1 August, 2004 among Societe des Mines de Loulo, S.A. as borrower thereunder and Randgold Resources
          (Somilo) Limited as lender thereunder;

     (b)  the Shareholders Loan Agreement, dated 1 August, 2004 among Randgold
          Resources (Somilo) Limited as borrower thereunder and Randgold
          Resources Limited as lender thereunder;

     (c)  all Promissory Notes; and

     (d)  any other instrument or arrangement evidencing the terms on which any of the Subordinated Creditors has provided funding or financial support to the Borrower or subject to which any Subordinated Creditor is owed any fee, royalty, settlement sum or other amount by the
          Borrower (including the settlement of any dispute relating thereto), and, in each case, as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof and with the terms of this Deed (including Clause 7(c)).

     "SUBORDINATED LIABILITIES" means all liabilities, obligations and payments due, owing or incurred by the Borrower to each Subordinated Creditor under the terms of the Subordinated Finance Documents to which it is party or otherwise however arising, including in respect of any loan, capital contribution, fee, royalty, settlement sum or other amount payable or repayable to any Subordinated Creditor.

     "SUBORDINATED OBLIGATIONS" means, in respect of each Subordinated Creditor, such Subordinated Creditor's Obligations, and if any reference herein to
     "Subordinated Obligations" does not relate to any particular Subordinated
     Creditor, then such reference to "Subordinated Obligations" shall be a reference to each Subordinated Creditor's Obligations.

1.2  INTERPRETATION

     In this Deed:

     (a)  capitalised terms used but not defined in this Deed (including the preamble and recitals hereto) have the same meanings as in the Loan
          Agreement; and

     (b)  this Deed is a Loan Document intended by the parties hereto to take effect as a deed and shall be interpreted and construed in accordance with the terms and provisions of the Loan Agreement (including Clauses
          1.2 to Section 1.5

                                       -3-

          thereof which are hereby incorporated into this Deed with all necessary consequential changes).

2.   STANDSTILL

     Until the Senior Discharge Date, each Subordinated Creditor hereby jointly and severally covenants with the Security Trustee that it will not (unless the Senior Creditors otherwise give their prior consent in writing):

     (a)  declare a Subordinated Default or otherwise accelerate all or any part of the Subordinated Liabilities due to it or (subject to Clause 3
          (Subordination and Permitted Payments)) demand repayment of all or any part of the Subordinated Liabilities due or owing to it; or

     (b)  take any action to enforce any of the Subordinated Finance Documents to which it is party or to recover the Subordinated Liabilities due or owing to it or exercise any Rights of Set Off in relation thereto; or

     (c)  exercise any rights, pursue any remedy or take any legal proceeding in any jurisdiction in respect of any breach of covenant,
          misrepresentation or non-observance or default in respect of the terms or conditions of any Subordinated Finance Document to which it is a party; or

     (d)  petition for (or take any other step or action which may lead to) the liquidation, administration, dissolution, winding-up or appointment of an insolvency officer in respect of the Borrower in any jurisdiction or any of its assets or instigate any other insolvency proceeding in relation thereto; provided, however, that (subject to the other provisions of this Deed (including Clause 3(c)), each Subordinated
          Creditor shall be entitled to take any action necessary to preserve its claims in respect of the Subordinated Liabilities owing to it in any such liquidation, administration, dissolution, winding up or appointment.

3.   SUBORDINATION AND PERMITTED PAYMENTS

     Each of the Subordinated Creditors (in respect of the Subordinated
     Liabilities owing to it) and the Borrower (in respect of the Subordinated
     Liabilities owed by it) hereby covenants with the Security Trustee and agree and declare that until the Senior Discharge Date:

     (a)  RANKING: for all purposes, the Senior Liabilities will rank ahead of the Subordinated Liabilities and the Subordinated Liabilities will be subordinated in right of payment and security to the Senior
          Liabilities, and such priorities shall be applicable regardless of the time of creation of any of the Senior Liabilities or Subordinated
          Liabilities;

     (b)  RESTRICTION ON PAYMENTS: the Borrower will not, directly or indirectly, make any payment (whether in respect of principal, interest or otherwise) on account of the Subordinated Liabilities owed by it (whether in cash or in kind, by way of outright payment, dividend, distribution, fee, royalty, loan or otherwise) nor will any of the Subordinated Creditors be entitled to demand or receive any

                                       -4-

          such payment other than in respect of those payments permitted to be made pursuant to the first proviso to Clause 10.24 of the Loan
          Agreement, which shall, subject to compliance with the terms of the
          Loan Agreement, be permitted to be made by the Borrower, and received by the relevant Subordinated Creditor, under the terms of this Deed when the terms and conditions of such proviso so permit;

     (c)  BREACH OF RESTRICTIONS: in the event of payment being made to a
          Subordinated Creditor (or to any other person on its behalf) in breach of clause (b), such Subordinated Creditor undertakes forthwith to pay to the Security Trustee an amount equal to any sums or benefits which have been so received from the Borrower or, as the case may be, the liquidator or other insolvency officer of the Borrower or from any other person and any such amounts so paid to the Security Trustee shall be applied in such manner as may be required pursuant to the
          Loan Agreement or as the Security Trustee, acting on the instructions of the Required Lenders, otherwise thinks fit in or towards discharge of the Senior Liabilities and prior to such application may be held by the Security Trustee in such manner, and for such period, as it thinks fit without the Security Trustee having any obligation to pay interest thereon;

     (d)  HOLD ON TRUST: all payments or benefits received by any Subordinated
          Creditor in breach of clause (b) will be held by such Subordinated
          Creditor on trust for the Senior Creditors pending the relevant amount being paid to the Security Trustee as required by clause (c); and

     (e)  RIGHTS OF SET-OFF: if a Subordinated Creditor receives the benefit of a Right of Set-off or counterclaim and, as a result, any of the
          Subordinated Liabilities due to it are reduced at a time when such
          Subordinated Creditor would not (by virtue of this Deed or any other
          Loan Document) be entitled to receive payment in respect of the
          Subordinated Liabilities, that Subordinated Creditor will forthwith pay to the Security Trustee a sum equal to the amount by which those
          Subordinated Liabilities have been so reduced (for application or holding by the Security Trustee in accordance with clause (c)) and pending such payment will hold such sums on trust for the Senior
          Creditors.

4.   COVENANT TO PAY

     Each of the Subordinated Creditors covenants with the Security Trustee that it will pay the Liabilities of such Subordinated Creditor as and when the same fall due for payment.

5.   ASSIGNMENT BY WAY OF SECURITY AND PLEDGE

5.1  ASSIGNMENT

     As further continuing security each Subordinated Creditor assigns by way of security for the payment of its Obligations under this Deed and of all other Liabilities with full title guarantee (to the fullest extent capable of assignment) in favour of the Security Trustee on trust for the Lender
     Parties all its rights, title and interest in and benefits under the
     Assigned Agreements to which it is a party. The foregoing assignment shall include:

                                       -5-

     (a)  all claims for damages or other remedies in respect of any breach of any Assigned Agreement;

     (b)  all moneys whatsoever which are now or may at any time hereafter be or become due or owing to such Subordinated Creditor under or arising out of the Assigned Agreements to which it is a party or in connection with the rights of such Subordinated Creditor evidenced thereby; and

     (c)  all rights and remedies for enforcing the Assigned Agreements to which it is a party in the name of such Subordinated Creditor or otherwise and all present and future right, title, benefit and interest in all guarantees, insurances, indemnities, mortgages, charges and other security of whatsoever nature (including all rights and remedies of enforcement) now or hereafter held by such Subordinated Creditor in respect of all or any of the foregoing and all moneys from time to time becoming due or owing thereunder or in connection therewith.

     Notwithstanding the foregoing, as long as no Senior Default has occurred and is continuing, the Subordinated Creditor party to such Assigned
     Agreement may, subject to the terms and conditions of this Deed, the Loan
     Agreement (including Clause 10.24 thereof) and the other Loan Documents, receive and retain the proceeds of any such claims or any such moneys and may exercise all such rights and remedies and receive and retain the proceeds of their exercise.

5.2  PLEDGE

     As further continuing security each Subordinated Creditor hereby pledges by way of security for the repayment of the Obligations and the obligations of the Subordinated Creditors pursuant to this Deed with full title guarantee
     (to the fullest extent capable of assignment) in favour of the Security
     Trustee on trust for the Lender Parties the Promissory Notes.

5.3  TRUST

     The parties hereto agree that the Security Trustee shall hold the security constituted by this Deed and all covenants, undertakings, charges, representations, and other rights and securities given, constituted, or created under or pursuant to this Deed on trust for all the Lender Parties on and subject to the terms of this Deed, and the Lender Parties acknowledge such declaration.

5.4  CONTINUING NATURE

     The security constituted by this Deed is to be a continuing security to the
     Security Trustee on trust for the Lender Parties notwithstanding any intermediate payment or settlement of account or other matter or thing whatsoever and in particular the intermediate satisfaction by (a) the
     Borrower or any other person of the whole or any part of the Senior
     Liabilities or (b) any Subordinated Creditor or any other person of the whole or any part of such Subordinated Obligations.

                                       -6-

5.5  ADDITIONAL SECURITY

     The security constituted by this Deed is to be in addition and without prejudice to any other security which the Security Trustee or any other
     Lender Party may now or hereafter hold for the Senior Liabilities or any part thereof or for any Subordinated Obligations or any part thereof, and this security may be enforced against any Subordinated Creditor without first having recourse to any other rights of the Security Trustee or any other Lender Party.

5.6  NO DUTY TO ENFORCE

     Each of the Subordinated Creditors and the Borrower agrees that the
     Security Trustee shall not be bound to enforce any guarantee or security or proceed to take any other steps against any other person before enforcing this Deed.

5.7  NO LIABILITY

     Notwithstanding anything herein to the contrary:

     (a)  each Subordinated Creditor and the Borrower shall remain liable under the Assigned Agreements to which it is a party to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Deed had not been executed;

     (b)  the exercise by the Security Trustee of any of its rights hereunder shall not release any Subordinated Creditor from any of their duties or obligations under any Assigned Agreements to which it is a party;
          and

     (c)  neither the Security Trustee nor any other Lender Party shall have any obligation or liability under any of the Assigned Agreements by reason of this Deed nor shall the Security Trustee nor any other Lender Party be obligated to perform any of the obligations or duties of any
          Subordinated Creditor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

5.8  NOT JEOPARDISE SECURITY

     None of the Subordinated Creditors will do or cause or permit to be done anything which, in any way, is reasonably likely to depreciate, jeopardise or otherwise prejudice the value to the Security Trustee of the security constituted by this Deed.

5.9  FORMAL ACKNOWLEDGEMENT

     The Borrower hereby acknowledges the terms of this Clause 5.

6.   REPRESENTATIONS AND WARRANTIES OF THE SUBORDINATED CREDITORS AND THE
     BORROWER

     In order to induce the Security Trustee to enter into this Deed and, in the case of the Lenders, to make and continue Loans under the Loan Agreement, each Subordinated Creditor and the Borrower represents and warrants unto each Lender Party as set forth in this Article. The representations and warranties set forth in this Article shall be

                                       -7-

     made upon the delivery of each Borrowing Request and each Continuation
     Notice, and shall be deemed to have been made on each Borrowing Date (both immediately before and immediately after the application of the proceeds of the relevant Loans), the Mechanical Completion Date, the Economic
     Completion Date, the Group Members Undertakings Release Date, the RRL
     Guarantee Release Date and on any date on which any person grants further security to any Lender Party pursuant to Clause 10.15 of the Loan
     Agreement;

     (a)  No Subordinated Creditor, nor the Borrower, nor any of their respective properties or revenues enjoys any right of immunity from suit, set-off, attachment, execution, or judgment in respect of its obligations under this Deed;

     (b)  The payment obligations of each Subordinated Creditor and of the
          Borrower under this Deed rank at least pari passu in right of payment with all of such Subordinated Creditor's or the Borrower's (as the case may be) other unsecured indebtedness, other than any such indebtedness which is preferred by mandatory provisions of applicable law;

     (c)  The assignments constituted by this Deed create a valid first ranking assignment of the Assigned Agreements in favour of the Security
          Trustee;

     (d)  The pledges constituted by this Deed create a valid first ranking pledge of the Promissory Notes in favour of the Security Trustee;

     (e)  No Subordinated Creditor has taken or received any lien, indemnity or guarantee of any kind whatsoever from the Borrower in respect of the
          Subordinated Liabilities;

     (f)  The memorandum and articles of association or other constitutional documents of each Subordinated Creditor and of the Borrower incorporate provisions which respectively ensure, and all necessary corporate, shareholder and other action has been taken to ensure, that:

          (i)  it is authorised to sign or execute under seal or as a deed (as appropriate) and deliver this Deed and perform the transactions contemplated hereby and to create the security in the terms contained in this Deed; and

          (ii) this Deed is admissible in evidence in England, Jersey and Mali;

     (g)  Neither the execution and delivery of this Deed by each Subordinated
          Creditor, nor by the Borrower, nor the performance of any of their respective obligations hereunder do or will:

          (i)  conflict with their respective memorandum or articles of association or other constitutional documents; or

          (ii) cause any borrowing, negative pledge or other limitation on any
               Subordinated Creditor or the Borrower or the powers of the directors

                                       -8-

               or other officers of any Subordinated Creditor or the Borrower to be exceeded.

     (h)  No Subordinated Creditor nor the Borrower is unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 or within the meaning of any equivalent legislation in Jersey or Mali.

7.   COVENANTS OF THE SUBORDINATED CREDITORS

     Each Subordinated Creditor covenants with the Security Trustee that, until the Senior Discharge Date, it will not, without the prior written consent of the Security Trustee (acting on the instructions of the Senior
     Creditors):

     (a)  assign, mortgage, charge, encumber, dispose of or otherwise deal with the Subordinated Liabilities owed to it or any part thereof;

     (b)  take or receive any lien, indemnity or guarantee of any kind whatsoever from the Borrower or any other person in respect of the
          Subordinated Liabilities; or

     (c)  amend any provision of the Subordinated Finance Documents to which it is a party.

8.   EXPENSES

     The Subordinated Creditors will, on demand and on a joint and several basis, pay the Security Trustee all charges and expenses incurred by each
     Senior Creditor in connection with the enforcement or preservation of the rights of the Senior Creditors under this Deed.

9.   PROTECTION OF SUBORDINATION AND SECURITY

9.1  CONTINUING SUBORDINATION

     The subordination provisions in this Deed constitute a continuing subordination and benefit the ultimate balance of the Senior Liabilities and the Subordinated Obligations regardless of any intermediate payment or discharge of the Senior Liabilities or Subordinated Obligations (as the
     case may be) in whole or in part.

9.2  WAIVER OF DEFENCE

     The obligations of each Subordinated Creditor and the Borrower under this
     Deed will not be affected by any act, omission or circumstance which (save for this provision) may operate so as to release or otherwise exonerate the
     Borrower or such Subordinated Creditor from their respective obligations hereunder or otherwise affect such subordination provisions including:

     (a)  any time, indulgence or waiver granted to or composition made with the
          Borrower, any Subordinated Creditor or any other person;

     (b)  any variation of any Senior Finance Document;

                                       -9-

     (c)  the taking, variation, compromise, renewal or release of or failure to enforce any rights, remedies or security against or granted by the
          Borrower, any Subordinated Creditor or any other person;

     (d)  any legal limitation, disability, incapacity or other circumstance relating to the Borrower, any Subordinated Creditor or any other person or any variation of the terms of this Deed or any other document (including the Senior Finance Documents); or

     (e)  any fluctuation in or partial repayment or pre-payment of the Senior
          Liabilities or the Subordinated Obligations.

9.3  COVENANT

     The Borrower and each Subordinated Creditor each hereby jointly and severally covenants with the Security Trustee that it will not at any time do or fail to do anything which is reasonably likely to jeopardise or render ineffective the subordination or security effected by this Deed.

9.4  AVOIDANCE OF SETTLEMENT

     Any settlement or discharge under this Deed between the Borrower or any
     Subordinated Creditor, on the one hand, and the Security Trustee on the other hand, shall be conditional upon no security or payment to any Lender
     Party by any person in connection with the Senior Liabilities or
     Subordinated Obligations (as the case may be) being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force, and if such condition is not satisfied (but without limiting the other rights of the Security Trustee hereunder or under applicable law) such settlement or discharge shall be of no effect and the subordination and other arrangements created by this Deed shall remain and/or shall be reinstated in full force and effect as if such settlement or discharge had not occurred and the Security Trustee shall, on behalf of the Senior Creditors (and to the extent that any Subordinated Creditors shall have recovered any amount in respect of the Subordinated Liabilities following such settlement or discharge which would not otherwise have been permitted to be recovered prior to the discharge of the Senior Liabilities pursuant to this Deed had this Deed then been in full force and effect), be entitled to recover from such Subordinated Creditors on demand the value of the security or payment so avoided, set-aside, refunded or reduced.

10.  STATUS OF THE BORROWER

10.1 ROLE

     The Borrower is a party to this Deed in order to acknowledge the rights and obligations set out herein and in order to undertake with the Security
     Trustee to comply with its obligations hereunder.

                                      -10-

10.2 NO RIGHTS

     The Borrower will not have any rights under this Deed and none of the covenants contained herein on the part of any other party are given (or shall be deemed to be given) to or for the benefit of the Borrower.

11.  SUBROGATION

     Subject to the irrevocable and unconditional payment in full of all Senior
     Liabilities, the Subordinated Creditors shall, to the extent set forth in the immediately succeeding sentence, be subrogated to the rights of the
     Senior Creditors to receive distribution of assets of the Borrower, or payments by or on behalf of the Borrower, made in respect of the Senior
     Liabilities until the Subordinated Liabilities and Subordinated Obligations
     shall be paid in full. For purposes of such subrogation, no payments over
     (including any payments or distributions to the Senior Creditors of any cash, property or securities to which any Subordinated Creditors would otherwise be entitled except for the provisions of this Deed) to the Senior
     Creditors by any Subordinated Creditor pursuant to the provisions hereof, shall, as among the Borrower, its creditors (other than the Senior
     Creditors) and such Subordinated Creditor, be deemed to be a payment or distribution by the Borrower on account of the Senior Liabilities.

12.  FURTHER ASSURANCES; POWER OF ATTORNEY

12.1 FURTHER ASSURANCES

     The Borrower and each Subordinated Creditor will, from time to time:

     (a)  promptly notify the Security Trustee of the issuance of any Promissory
          Note or other instrument evidencing any of the Subordinated
          Liabilities due by the Borrower to such Subordinated Creditor;

     (b)  cause any and all Subordinated Liabilities to be evidenced by a negotiable promissory note (in a form, and endorsed in a form, acceptable to the Security Trustee) and (together with any such documentation as may reasonably be requested by the Security Trustee to be delivered in connection with the creation and perfection of any lien) delivered to and deposited with the Security Trustee for purposes of pledging pursuant to this Deed;

     (c)  in the case of each Subordinated Creditor, mark its books and records, so as to indicate clearly that the Subordinated Liabilities owed to it are subordinated, and the Promissory Notes in its favour are pledged, in accordance with the terms of this Deed, and will cause to be clearly inserted in any Promissory Note or other instrument which at any time evidences any of the Subordinated Liabilities owed to it a statement to the effect that the payment thereof is subordinated in accordance with the terms of this Deed;

     (d)  to take such further acts, enter into such other instruments and documents and otherwise perform such action as may be necessary or advisable or as the Security Trustee may otherwise request to more fully give effect to the subordination and security created or intended to be created hereunder and any other provision of this Deed;
          and

                                      -11-

     (e)  in the case of each Subordinated Creditor, at their own expense promptly execute such deeds, assurances, agreements, instruments and otherwise do such acts and things as the Security Trustee may require for perfecting and protecting the security and subordination created
          (or intended to be created) by this Deed or facilitating the realisation thereof or otherwise for enforcing the same or exercising any of the Security Trustee's rights hereunder.

12.2 POWER OF ATTORNEY

     The Borrower and each Subordinated Creditor hereby irrevocably and by way of security appoints the Security Trustee and every Receiver of the security constituted by this Deed or any part thereof appointed hereunder and any person nominated for the purpose by the Security Trustee or any
     Receiver (in writing under hand signed by an officer of the Security
     Trustee or any Receiver) severally as its attorney (with full power of substitution and delegation) in its name and on its behalf and as its act and deed to execute, seal and deliver (using the company seal where appropriate) and otherwise perfect and do any deed, assurance, agreement, instrument, act or thing which it ought to execute and do under the terms of this Deed or any other Loan Document or which may be reasonably required in the exercise of any rights or powers conferred on the Security Trustee or any Receiver hereunder or otherwise for any of the purposes of this
     Deed, the Borrower and each Subordinated Creditor hereby covenants with the
     Security Trustee to ratify and confirm all acts or things made, done or executed by such attorney as aforesaid. The power of attorney hereby granted is as regards the Security Trustee and its delegates (and as the
     Borrower and each Subordinated Creditor hereby acknowledges) granted irrevocably and for value as part of the security constituted by this Deed to secure proprietary interests in and the performance of obligations owed to the respective donees within the meaning of the Power of Attorney Act
     1971.

13.  ENFORCEMENT AND POWERS OF THE SECURITY TRUSTEE

13.1 CONSOLIDATION

     The restriction on the consolidation of mortgages imposed by Section 93 of the Law of Property Act 1925 shall not apply to this Deed or to any security given to the Security Trustee pursuant to this Deed.

13.2 EXCLUSION OF CERTAIN PROVISIONS

     Section 103 of the Law of Property Act 1925 shall not apply to the security, charges and pledges created by this Deed which shall immediately become enforceable and the power of sale and other powers conferred by
     Section 101 of such Act (as varied or extended by this security) shall be immediately exercisable at any time after an Event of Default has occurred.

13.3 STATUTORY POWERS

     The powers conferred on mortgagees or receivers or administrative receivers by the Law of Property Act 1925 and the Insolvency Act 1986 (as the case may be) shall apply to the security constituted by this Deed except insofar as they are expressly or

                                      -12-

     impliedly excluded and where there is ambiguity or conflict between the powers contained in such Acts and those contained in this Deed, then this
     Deed shall prevail.

13.4 POWER OF SALE

     The statutory power of sale exercisable by the Security Trustee under this
     Deed is hereby extended so as to authorise the Security Trustee to sever any fixtures from the property to which they are attached and sell them separately from such property.

13.5 APPOINTMENT OF RECEIVER

     At any time after an Event of Default has occurred and is continuing and has not been waived or if so requested by the Borrower or any Subordinated
     Creditor, the Security Trustee may by writing under hand signed by any officer or manager of the Security Trustee appoint any person (or persons)
     to be a Receiver of all or any part of the security, charges and pledges constituted by this Deed.

13.6 LEASING AND SURRENDERS

     The statutory powers of leasing and accepting surrenders conferred upon the
     Security Trustee by the Law of Property Act 1925 shall be extended so as to authorise the Security Trustee to lease, make agreements for leases at a premium or otherwise, accept surrenders of leases and grant options or vary or reduce any sum payable under any leases or tenancy agreements as the
     Security Trustee thinks fit without the need to comply with any of the provisions of Sections 99 and 100 of such Act.

13.7 POWER OF MORTGAGEES

     All or any of the powers conferred upon mortgagees by the Law of Property
     Act 1925 as hereby varied or extended and all or any of the rights and powers conferred by this Deed on a Receiver (whether expressly or impliedly) may be exercised by the Security Trustee without further notice to the Borrower at any time after this security shall have become enforceable and the Security Trustee may exercise such rights and powers irrespective of whether the Security Trustee has taken possession or has appointed a Receiver of the security, charges and pledges constituted by this Deed.

14.  STATUS, POWERS, REMOVAL AND REMUNERATION OF RECEIVER

14.1 RECEIVER AS AGENT OF BORROWER

     Any Receiver appointed hereunder shall be the agent of the Borrower or
     Subordinated Creditor and the Borrower or Subordinated Creditor shall be solely responsible for his acts or defaults and for his remuneration and liable on any contracts or engagements made or entered into by him and in no circumstances whatsoever shall the Security Trustee or any Lender Party be in any way responsible for any misconduct, negligence or default of the
     Receiver.

14.2 POWERS OF RECEIVER

     Any Receiver appointed hereunder shall have power in addition to the powers conferred by the Law of Property Act 1925 and Schedule 1 of the Insolvency
     Act

                                      -13-

     1986 (which are hereby incorporated into this Deed) and notwithstanding the liquidation of the Borrower:

     (a)  to take possession of, collect and get in all or any part of the security, charges and pledges constituted by this Deed and for that purpose to take any proceedings in the name of the Borrower or any
          Subordinated Creditor or otherwise as he thinks fit;

     (b)  generally to manage the security, charges and pledges constituted by this Deed and to manage or carry on, reconstruct, amalgamate, diversify or concur in carrying on the business or any part thereof of the Borrower or any Subordinated Creditor as he may think fit;

     (c)  to make any arrangement or compromise or enter into or cancel any contracts which he shall think expedient in the interests of the
          Security Trustee and the Lender Parties;

     (d)  for the purpose of exercising any of the powers, authorities and discretions conferred on him by this Deed and/or defraying any costs or expenses which may be incurred by him in the exercise thereof or for any other purpose to raise or borrow money or incur any other liability on such terms whether secured or unsecured as he may think fit and whether to rank for payment in priority to this security or not;

     (e)  without restriction to sell, let or lease, or concur in selling, letting or leasing, and to vary the terms of, determine, surrender or accept surrenders of, leases or tenancies of, or grant options and licences over or otherwise dispose of or deal with, all or any part of the security, charges and pledges constituted by this Deed without being responsible for loss or damage, and so that any such sale, lease or disposition may be made for cash payable by instalments, loan stock or other debt obligations or for shares or securities of another company or other valuable consideration, and the Receiver may form and promote, or concur in forming and promoting, a company or companies to purchase, lease, licence or otherwise acquire interests in all or any of the security, charges and pledges constituted by this Deed or otherwise, arrange for such companies to trade or cease to trade and to purchase, lease, license or otherwise acquire all or any of the security, charges and pledges constituted by this Deed on such terms and conditions whether or not including payment by instalments secured or unsecured as he may think fit;

     (f)  to make and effect all repairs, renewals and improvements to the security, charges and pledges constituted by this Deed or any part of it as he may think fit and maintain, renew, take out or increase insurances;

     (g)  to exercise all voting and other rights attaching to any stocks, shares and other securities owned by the Borrower or any Subordinated
          Creditor and comprised in the security, charges and pledges constituted by this Deed in such manner as he may think fit;

     (h)  to redeem any prior encumbrance and settle and pass the accounts of the person entitled to the prior encumbrance so that any accounts so settled and

                                      -14-

          passed shall (subject to any manifest error) be conclusive and binding on the Borrower or any Subordinated Creditor and the money so paid shall be deemed to be an expense properly incurred by the Receiver;

     (i)  to appoint and discharge employees, officers, managers, agents, professionals and others for any of the purposes hereof or to guard or protect the security, charges and pledges constituted by this Deed upon such terms as to remuneration or otherwise as he may think fit and to dismiss the same or discharge any persons appointed by the
          Borrower or any Subordinated Creditor;

     (j)  to settle, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person or body who is or claims to be a creditor of the Borrower or any
          Subordinated Creditor or relating in any way to the security, charges and pledges constituted by this Deed or any part thereof;

     (k)  to bring, prosecute, enforce, defend and discontinue all such actions and proceedings or submit to arbitration in the name of the Borrower or any Subordinated Creditor in relation to the security, charges and pledges constituted by this Deed or any part thereof as he shall think fit;

     (l)  to sever and sell plant, machinery or other fixtures sold separately from the property to which they may be annexed;

     (m)  to implement or continue the development of (and obtain all consents required in connection therewith) and/or complete any buildings or structures on, any real property comprised in the security, charges and pledges constituted by this Deed and do all acts and things incidental thereto;

     (n)  to purchase or acquire any land and purchase, acquire or grant any interest in or right over land;

     (o)  to make calls conditionally or unconditionally on the members of the
          Borrower or any Subordinated Creditor in respect of uncalled capital;
          and

     (p)  to do all such other acts and things (including signing and executing all documents and deeds) as may be considered by the Receiver to be incidental or conducive to any of the matters or powers aforesaid or otherwise incidental or conducive to the preservation, improvement or realisation of the security, charges and pledges constituted by this
          Deed and to use the name of the Borrower or any Subordinated Creditor for all the purposes aforesaid.

14.3 REMOVAL

     The Security Trustee may by written notice remove from time to time any
     Receiver appointed by it (subject to the provisions of Section 45 of the
     Insolvency Act 1986 in the case of an administrative receivership) and, whenever it may deem appropriate, appoint a new Receiver in the place of any Receiver whose appointment has terminated, for whatever reason.

                                      -15-

14.4 REMUNERATION

     The Security Trustee may from time to time fix the remuneration of any
     Receiver appointed by it.

14.5 MULTIPLE RECEIVERS

     If at any time there is more than one Receiver of all or any part of the security, charges and pledges constituted by this Deed, each Receiver may exercise individually all of the powers conferred on a Receiver under this
     Deed and to the exclusion of the other Receiver or Receivers (unless the document appointing such Receiver states otherwise).

15.  APPLICATION OF MONEYS

15.1 ORDER OF APPLICATION

     All moneys received by the Security Trustee or any Receiver appointed hereunder shall be applied by it or him in the following order:

     (a)  in payment of the costs, charges and expenses incurred, and payments made, by the Security Trustee and/or any Receiver (including the payment of preferential debts);

     (b)  in payment of remuneration to the Receiver at such rates as may be agreed between him and the Security Trustee at or any time after his appointment;

     (c)  in or towards satisfaction of the Liabilities (in such order as the
          Security Trustee shall require on behalf of the Lender Parties or as may be set forth in the Loan Agreement); and

     (d)  the surplus (if any) shall be paid to the Borrower or any Subordinated
          Creditor or other persons lawfully entitled to it.

15.2 INSURANCE PROCEEDS

     All moneys received by virtue of any insurance maintained or effected in respect of the security, charges and pledges constituted by this Deed shall be applied as set forth in the Loan Agreement (including Clause 10.14 thereof).

15.3 EXCLUSION OF CERTAIN PROVISIONS

     Sections 109(6) and (8) of the Law of Property Act 1925 shall not apply to a Receiver appointed under this Deed.

15.4 SUSPENSE ACCOUNT

     The Security Trustee and any Receiver may place and keep (for such time as it or he shall think prudent) any money received, recovered or realised pursuant to this Deed in or at a separate suspense account for so long and in such manner as the Security Trustee may from time to time determine (to the credit of either the Borrower or a Subordinated Creditor or the
     Security Trustee as the Security Trustee shall think fit)

                                      -16-

     and the Receiver may retain the same for such period as he and the Security
     Trustee consider expedient without having any obligation to apply the same or any part thereof in or towards discharge of the Liabilities.

16.  PROTECTION OF THIRD PARTIES

16.1 NO DUTY TO ENQUIRE

     No purchaser from, or other person dealing with, the Security Trustee and/or any Receiver shall be obliged or concerned to enquire whether the right of the Security Trustee or any Receiver to exercise any of the powers conferred by this Deed has arisen or become exercisable, or whether any of the Liabilities remains outstanding or be concerned with notice to the contrary, or whether any event has happened to authorise the Receiver to act or as to the propriety or validity of the exercise or purported exercise of any such power and the title of such a purchaser and the position of such a person shall not be impeachable by reference to any of those matters.

16.2 RECEIPT ON ABSOLUTE DISCHARGE

     The receipt of the Security Trustee or any Receiver shall be an absolute and a conclusive discharge to a purchaser and shall relieve him of any obligation to see to the application of any moneys paid to or by the direction of the Security Trustee or any Receiver.

16.3 PURCHASER

     In Clauses 16.1 (No duty to enquire) and 16.2 (Receipt on absolute discharge) the term "PURCHASER" includes any person acquiring, for money or money's worth, any lease of, or lien over, or any other interest or right whatsoever in relation to, the Charged Property.

17.  PROTECTION OF LENDER PARTIES AND RECEIVER

17.1 NO LIABILITY FOR EXERCISE OF POWERS

     By way of supplement to the Trustee Act 1925, neither the Security Trustee, any Lender Party nor any Receiver shall be liable in respect of all or any part of the security, charges and pledges constituted by this Deed or for any loss or damage which arises out of the exercise or the attempted or purported exercise of, or the failure to exercise any of, their respective powers, unless such loss or damage is caused by its or his gross negligence or wilful default.

17.2 POSSESSION OF CHARGED PROPERTY

     Without prejudice to the generality of Clause 17.1 (No liability for exercise of powers), entry into possession of the security, charges and pledges constituted by this Deed shall not render the Security Trustee, the
     Lender Parties or the Receiver liable to account as mortgagee in possession and if and whenever the Security Trustee enters into possession of the security, charges and pledges constituted by this Deed, it shall be entitled at any time at its discretion to go out of such possession.

                                      -17-

18.  COSTS AND EXPENSES

18.1 INDEMNITY

     Otherwise than by reason of the gross negligence or wilful misconduct of the Security Trustee, each Lender Party or any Receiver, as the case may be, the Borrower and each Subordinated Creditor will fully indemnify each of the Security Trustee, each Lender Party and any Receiver appointed hereunder on demand from and against any expense (including legal fees on a full indemnity basis), loss, damage or liability which any of them may incur in connection with the negotiation, preparation, execution, modification, amendment, release and/or enforcement or attempted enforcement of, or preservation of the rights under, this Deed or in relation to any of the security, charges and pledges constituted by this
     Deed, including any present or future stamp or other taxes or duties and any penalties or interest with respect thereto which may be imposed by any competent jurisdiction in connection with the execution or enforcement of this Deed or in consequence of any payment being made pursuant to this Deed
     (whether made by the Borrower or any third person) being impeached or declared void for any reason whatsoever.

18.2 DEFAULT INTEREST

     The amounts payable under Clause 18.1 (Indemnity) above shall carry default interest at the Default Rate as well after as before judgment, from the dates on which they were paid, incurred or charged by the Security Trustee, the relevant Lender Party or the Receiver (as the case may be) and shall form part of the Liabilities and accordingly be secured on the Subordinated
     Creditor under the charges contained in this Deed. All such default interest shall be compounded at such intervals as the Security Trustee may select from time to time.

19.  OTHER SECURITY, CUMULATIVE POWERS AND AVOIDANCE OF PAYMENTS

19.1 SECURITY NON-EXCLUSIVE

     This security is in addition to, and shall neither be merged in, nor in any way exclude or prejudice or be affected by any other lien, right of recourse or other right whatsoever, present or future, (or the invalidity thereof) which the Security Trustee or any Lender Party may now or at any
     time hereafter hold or have (or would apart from this security hold or have) from the Borrower or any Subordinated Creditor or any other person in respect of the Liabilities.

19.2 POWERS CUMULATIVE, ETC.

     The powers which this Deed confers on the Security Trustee and any Receiver appointed hereunder are cumulative, without prejudice to their respective powers under the general law, and may be exercised as often as the Security
     Trustee or the Receiver thinks appropriate. The Security Trustee or the
     Receiver may, in connection with the exercise of their powers, join or concur with any person in any transaction, scheme or arrangement whatsoever. The Borrower and each Subordinated Creditor acknowledges that the respective powers of the Security Trustee and the Receiver will

                                      -18-

     in no circumstances whatsoever be suspended, waived or otherwise prejudiced by anything other than an express waiver or variation in writing.

19.3 AMOUNTS DEEMED NOT PAID

     If the Security Trustee reasonably considers that any amount paid by the
     Borrower or any Subordinated Creditor in respect of the Liabilities is capable of being avoided or set aside on the liquidation or administration of the Borrower or any Subordinated Creditor or otherwise, then for the purposes of this Deed (other than any provision requiring the payment of interest at the Default Rate) such amount shall not be considered to have been paid.

19.4 SETTLEMENT AND DISCHARGE

     Any settlement or discharge between the Borrower or any Subordinated
     Creditor and the Security Trustee shall be conditional upon no security or payment to the Security Trustee by the Borrower or any Subordinated
     Creditor or any other person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force and if such condition is not satisfied (but without limiting the other rights of the Security Trustee hereunder or under applicable law), such settlement or discharge shall be of no effect and the security created by this Deed shall remain and/or shall be reinstated in full force and effect as if such settlement or discharge had not occurred and the Security Trustee shall, on behalf of the Lender Parties, be entitled to recover from the Borrower and each Subordinated Creditor on demand the value (to the extent of the value of the outstanding Liabilities at the time of such demand) of the security or payment so avoided, set-aside, refunded or reduced.

20.  DELEGATION

     By way of supplement to the Trustee Act 1925, the Security Trustee or any
     Receiver may delegate by power of attorney or in any other manner all or any of the powers, authorities and discretions which are for the time being exercisable by it or him under this Deed to any person or persons as it or he shall think fit. Any such delegation may be made upon such terms and conditions (including the power to subdelegate) as the Security Trustee or such Receiver may think fit. Neither the Security Trustee nor the Receiver will, in the absence of their own gross negligence or wilful default, be liable or responsible to the Borrower or any Subordinated Creditor or any
     other person for any losses, liabilities or expenses arising from any act, default, omission or misconduct on the part of any such delegate.

21.  REDEMPTION OF PRIOR CHARGES

     The Security Trustee may at any time following the security constituted by this Deed becoming enforceable redeem any and all prior liens on or relating to the security, charges and pledges constituted by this Deed or any part thereof or procure the transfer of such liens to itself and may settle and pass the accounts of the person or persons entitled to the prior liens. The Security Trustee shall use its best efforts to give prior notice to the Borrower or Subordinated Creditor of any such action but failure to give such notice shall not invalidate or otherwise prejudice such action.
     Any account so settled and passed shall be conclusive and binding on the
     Borrower

                                      -19-

     and each Subordinated Creditor. The Borrower and each Subordinated Creditor will on demand pay to the Security Trustee all principal monies, interest, costs, charges, losses, liabilities and expenses of and incidental to any such redemption or transfer.

22.  NOTICES

     All notices and other communications provided to any party hereto in connection with this Deed shall be in writing and the provisions of Clause
     14.2 of the Loan Agreement are hereby incorporated into this Deed with all necessary consequential changes.

23.  WAIVERS, ETC.

23.1 NO WAIVER

     No failure or delay by the Security Trustee in exercising any right, power or privilege under this Deed shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

23.2 RIGHTS AND REMEDIES CUMULATIVE

     The rights and remedies of the Security Trustee provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

23.3 WAIVERS LIMITED

     A waiver given or consent granted by the Security Trustee under this Deed will be effective only if given in writing and expressly in relation to this Deed and then only in the instance and for the purpose for which it is given.

24.  SEVERABILITY

     If any provision of this Deed is or becomes invalid, illegal or unenforceable in any respect under any law in any jurisdiction, the validity, legality and enforceability of the remaining provisions will not be affected or impaired in any way.

25.  ASSIGNMENT

     The Security Trustee may at any time assign or otherwise transfer all or any part of its rights under this Deed in accordance with and subject to the terms of the Loan Agreement. Neither the Borrower nor any Subordinated
     Creditor may at any time assign or otherwise transfer any of their rights or obligations under this Deed.

26.  COUNTERPARTS

     This Deed may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                                      -20-

27.  PERPETUITY PERIOD

     For purposes of the Perpetuities and Accumulations Act 1964 the duration period of any trust established pursuant to this Deed shall be eighty (80)
     years from the date of this Deed.

28.  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITY

28.1 GOVERNING LAW

     This Deed and all matters and disputes relating hereto shall be governed by, and construed in accordance with, English law.

28.2 JURISDICTION

     Each of the parties hereto irrevocably agrees for the benefit of the
     Security Trustee that the courts of England shall have non-exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.

28.3 WAIVER

     The Borrower and each Subordinated Creditor irrevocably waives any objection which it might now or hereafter have to the courts referred to in
     Clause 28.2 (Jurisdiction) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and agrees not to claim that any such court is not a convenient or appropriate forum.

28.4 PROCESS AGENT

     (a)  The Borrower and each Subordinated Creditor agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in
          England, to it at:

          c/o Fleetside Legal Representative Services Limited
          9 Cheapside
          London EC2V 6AD
          England.

          If for any reason such process agent ceases to act as such or ceases to have an address in England, the Borrower and each Subordinated
          Creditor shall each promptly appoint another such agent and notify the
          Security Trustee of such appointment and the new agent's name and address.

28.5 NON-EXCLUSIVE

     The submission to the jurisdiction of the courts referred to in Clause 28.2
     (Jurisdiction) shall not (and shall not be construed so as to) limit the right of the Security Trustee or the Senior Creditors or any of them to take proceedings against

                                      -21-

     the Borrower or any Subordinated Creditor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

28.6 WAIVER OF IMMUNITY

     To the extent that the Borrower or any of the Subordinated Creditors may be
     entitled in any jurisdiction to claim for itself or its assets immunity from suit, execution, attachment or other legal process whatsoever, it hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

IN WITNESS whereof this Deed has been duly executed and delivered as a deed as of the day and year first before written.

                                      -22-

THE BORROWER

                                      /s/ Roger A. Williams
EXECUTED AND DELIVERED as a       )   ------------------------------------------
deed, by SOCIETE DES MINES DE     )   Signature
LOULO S.A.                        )
                                      Roger A. Williams
                                      ------------------------------------------
                                      Name Printed

                                      Title: Financial Director

                                      ------------------------------------------
                                      Signature

                                      ------------------------------------------
                                      Name Printed

                                      Title:

                                      S-1

THE SUBORDINATED CREDITORS

                                      /s/ Roger A. Williams
EXECUTED AND DELIVERED as a       )   ------------------------------------------
deed, by RANDGOLD RESOURCES       )   Signature
LIMITED                           )
                                      Roger A. Williams
                                      ------------------------------------------
                                      Name Printed

                                      Title: Finance Director

                                      ------------------------------------------
                                      Signature

                                      ------------------------------------------
                                      Name Printed

                                      Title:

                                      /s/ Roger A. Williams
EXECUTED AND DELIVERED as a       )   ------------------------------------------
deed, by RANDGOLD RESOURCES       )   Signature
(SOMILO) LIMITED                  )
                                      Roger A. Williams
                                      ------------------------------------------
                                      Name Printed

                                      Title:

                                      ------------------------------------------
                                      Signature

                                      ------------------------------------------
                                      Name Printed

                                      Title:

                                      S-2

THE SECURITY TRUSTEE

                                      /s/ C. Coleman
EXECUTED AND DELIVERED as a       )   ------------------------------------------
deed per pro N M ROTHSCHILD &     )   Signature
SONS LIMITED, as Security Trustee )
                                      C. Coleman
                                      ------------------------------------------
                                      Name Printed

                                      Title:

                                      /s/ D. Street
                                      ------------------------------------------
                                      Signature

                                      D. Street
                                      ------------------------------------------
                                      Name Printed

                                      Title:

                                      S-3